November 23, 1999






Liberty Group Holdings, Inc.
11 52nd Street
Brooklyn, New York  11232


            Re:   Shares of common stock,  par value $.004 per share ("Common
                  Stock")   of   Liberty   Group   Holdings,   Inc.,   f/k/a
                  Bio-Response, Inc. (the "Company")

Gentlemen:

            The undersigned is the record and beneficial owner of shares of Common Stock (the "Shares") which were issued to the undersigned by the Company for valid consideration on November 23, 1999.

            The undersigned hereby agrees and acknowledges, for the benefit of the Company and its successors and assigns, that (a) the undersigned has not and will not be directly or indirectly involved in any activity that promotes or otherwise maintains a market for the securities of the Company; (b) the undersigned will not engage in any "buy-side" trading activities, hedging transactions or other activities that could reasonably be expected to influence the market price of the securities of the Company; (c) the undersigned shall not sell, transfer, gift or otherwise dispose of any of the Shares until November 24, 2001; and after such time, (i) the undersigned shall not sell the Shares in a transaction that is effected at a price which is lower than the quoted bid price of the Shares at the time of sale; (ii) if the undersigned engages in multiple sales of Shares in any five (5) consecutive business day period, the undersigned shall not sell any Shares in a transaction that is effected at a price which is lower than the last price received by the undersigned for the Shares; and (iii) the undersigned shall not sell more than ten percent (10%) of the Shares held by the undersigned in any calendar month.

            This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings arising out of or relating to this letter shall be heard and determined in any state or federal court sitting in New York, New York.

            This letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and if the undersigned is an individual, to his or her heirs and legal representatives.



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            If any provision of this letter  agreement  shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceablity of the other provisions hereof, all of which provisions are hereby declared severable, and this letter agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

            This letter agreement is being delivered to you in duplicate. Please execute and return one copy to the undersigned, whereupon it will constitute our agreement with respect to the matters set forth above.


                                    Yours truly,


                                    FERRO FOODS CORPORATION




By:
                                          Name:
                                          Title:





By:
                                          Name:
                                          Title: